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                                                                    Exhibit 99.1



                               [HEINZ LETTERHEAD]


FOR RELEASE UPON RECEIPT


                HEINZ TO EXPAND ITS U.S. AND CANADIAN BUSINESSES

      WITH ACQUISITION OF BORDEN'S PASTA SAUCE, DRY SOUP AND BOUILLON LINES

         PITTSBURGH, June 06, 2001/BusinessWire/--H. J. Heinz Company (NYSE:HNZ) today announced that it has signed an agreement to acquire Borden Foods Corporation's pasta sauce and dry bouillon and soup businesses, whose U.S. and Canadian annual sales total more than $270 million. Terms of the transaction were not disclosed.

         Under the transaction, Heinz will acquire popular brands, such as Classico(R) pasta sauces, Aunt Millie's(R) pasta sauce, Mrs. Grass(R) Recipe soups and Wyler's(R) bouillons and soups. Heinz also will acquire the Catelli(R), Gattuso(R) (under license) and Bravo(R) pasta sauce brands, which are Canadian favorites.

         "These outstanding brands are an excellent addition to Heinz's strong range of condiments and sauces," noted William R. Johnson, Heinz Chairman, President and Chief Executive Officer. "They fit very well with our tomato-based expertise and will enable us to further satisfy growing consumer demand for flavor and taste solutions. Importantly, these brands are strong and growing; and we plan to apply the kind of aggressive and creative marketing that has grown our U.S. ketchup business to record market share levels."

         Mr. Johnson added that the newly acquired brands also will complement Heinz's private label soup business, in which the company is the market leader.

         Classico(R) is the number-one name in premium pasta sauces in the U.S. and enjoys a 65 percent brand awareness. Classico(R) comes in a number of popular varieties, including traditional red sauces, white cream-based sauces, tomato-cream pink sauces, and pesto sauce-spreads. Catelli(R) is the leading pasta sauce brand in Canada.



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          Wyler's(R) is the top brand in the growing bouillon market and holds a
36 percent share in the U.S. In addition to traditional bouillon cubes, Wyler's(R) offers Wyler's Shakers(TM) tabletop seasonings (available in Canada as Catelli Shakers(TM)), Wyler's Soup Starter(R) soup bases and instant-dissolve granules. Mrs. Grass(R) is a traditional dry soup favorite that is sold in single-serve instant-mix and family sizes.

         The products are made at factories in Pennsauken, New Jersey and Northbrook, Illinois. The plants employ about 350 people.

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This news release contains forward-looking statements regarding the company's future performance. These forward-looking statements are based on management's views and assumptions, and involve risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These include, but are not limited to, sales, earnings and volume growth, competitive and industry conditions, production costs, achieving cost savings programs, acquisitions or disposals of business assets and new product and packaging innovations, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the company's Form 10-K for the fiscal year ended May 3, 2000, as updated from time to time by the company in its subsequent filings with the Securities and Exchange Commission. In particular, any predictions about these acquisitions could be affected by integration problems; failure to achieve synergies; unanticipated liabilities; participation in new business lines; and changes in competitive environment.

                                       ###

ABOUT HEINZ: With sales over US$9 billion, H. J. Heinz Company is one of the world's leading marketers of branded foods to consumers everywhere, whether in supermarkets, restaurants or on the go. Its 50 companies operate in some 200 countries, with more than 20 power brands, including the Heinz(R) brand with nearly US$3 billion in annual sales. Among the company's famous brands are Heinz(R), StarKist(R), Ore-Ida(R), 9-Lives(R), Wattie's(R), Plasmon(R), Farley's(R), Smart Ones(R), Bagel Bites(R), John West(R), Petit Navire(R), Kibbles `n Bits(R), Pounce(R), Pup-Peroni(R), Orlando(R), ABC(R), Olivine(R), Juran(R) and Pudliszki(R). Heinz also uses the famous brands Weight Watchers(R), Boston Market(R) and Linda McCartney(R) under license. Information on Heinz is available at http://www.heinz.com.

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/CONTACT: MEDIA: Ted Smyth, SVP-Corp. & Govt. Affairs, 412-456-5780; Debbie
Foster, Director-Corp. Comm., 412-456-5778; or Jack Kennedy, GM-Strategic Comm., 412-456-5923; Michael Mullen, Sr. Mgr.-Communications, Heinz North America, 412-237-3562; CANADIAN MEDIA: Anna Relyea, Communications Manager - Heinz Canada, 416-226-7587; INVESTORS: Jack Runkel, VP-Investor Relations, 412-456-6034, of Heinz/